Exhibit 99.1


[GRAPHIC OMITTED] MARITRANS
                  Two Harbour Place
                  302 Knights Run Avenue
                  Tampa, FL 33602
                  813-209-0600
                  800-922-4596

FOR FURTHER INFORMATION CONTACT:
WALTER T. BROMFIELD (813) 209-0602
JUDITH M. CORTINA (610) 595-8055                         NEWS
                                                         RELEASE
                                                         FOR IMMEDIATE RELEASE



                    MARITRANS REPORTS SECOND QUARTER EARNINGS
                         AND DECLARES QUARTERLY DIVIDEND

         TAMPA, FL - (July 30, 2003) - Maritrans Inc. (NYSE: TUG), a leading U.S. flag marine petroleum transport company, today announced its second quarter financial results, declared its quarterly dividend and announced its quarterly investor teleconference.

         Net income for the quarter ended June 30, 2003, was $3.8 million, or $0.45 diluted earnings per share, on revenues of $36.2 million. This compares with net income of $2.8 million, or $0.32 diluted earnings per share, on revenues of $32.5 million for the quarter ended June 30, 2002. In the current quarter, the Company sold land not used in operations that resulted in a gain of $.07 diluted earnings per share.

         On a Time Charter Equivalent (TCE) basis, a commonly used industry measure where direct voyage costs are deducted from revenue, TCE revenue increased 11 percent to $30.4 million for the quarter ended June 30, 2003, from $27.5 million in the comparable quarter in 2002. TCE revenue is a non-GAAP financial measure, and a reconciliation of TCE revenue to revenue calculated in accordance with GAAP is attached.

         Maritrans also declared a quarterly dividend of $0.11 per share, payable on September 3, 2003, to shareholders of record on August 20, 2003.

         The majority of the Company's fleet was deployed under contract business in the quarter and, as a result, had limited exposure to the spot market. Spot rates in the current quarter were higher than in the same quarter of 2002, therefore vessels deployed in the spot market during the period realized higher revenue. Voyage costs, particularly fuel, were higher than the comparable quarter in 2002, and Maritrans' maintenance expense continued at the generally higher levels established in the second half of 2002. During the third quarter, the barge Ocean States will enter the shipyard to begin her double-hull rebuild, which the Company expects to be completed during the second quarter of 2004. The Company expects the out of service time from the double-hull rebuild along with other scheduled out of service time will result in decreased utilization in the remainder of 2003. Once the Ocean States re-enters service after her rebuild, more than half of the single-hull barges in the Maritrans fleet will have been rebuilt with double hulls.

                                    - MORE -

Maritrans Reports Second Quarter Earnings and Declares Quarterly Dividend
Page 2
July 30, 2003

MANAGEMENT'S COMMENTS

         Stephen A. Van Dyck, Chairman of Maritrans, commented, "Maritrans was recently named by Marine Money International as one of the top 10 companies in the worldwide maritime industry, the only U.S. flag operator so named. We also recently joined the Russell 3000 Index. We are pleased that our performance has been recognized in our industry and on Wall Street. The efforts we have undertaken during the last few years to position our company for long-term shareholder returns are proving successful and we continue to be optimistic about our future." Stephen A. Van Dyck, Chairman of Maritrans, commented, "Given the overall operating environment during both the second quarter and the first half of this year that included global uncertainty, unstable markets and increased costs, we are very pleased to deliver improved results." We will continue to run our business with our customers and shareholders in mind.

         Philip J. Doherty, Chief Executive Officer of Maritrans, commented, "We are pleased with our performance throughout the first half of this year despite the challenging operating environment. The second half of the year will be even more demanding as we experience additional out-of-service time due to planned rebuilding and maintenance. Nonetheless, our fleet is healthy, our position in the market remains strong and we will work hard to deliver positive operating and financial results."

CONFERENCE CALL INFORMATION

         Maritrans management will host a conference call on Thursday, July 31, 2003, at 2:30 p.m. eastern time to discuss the Company's second quarter results. To access this call, please dial 1-888-328-2938. A replay of the call may be accessed by dialing 1-800-633-8284 and will be available from 4:30 pm eastern time on Thursday, July 31, 2003, to 5:00 pm eastern time on Tuesday, August 5, 2003, and providing the reservation number 21154391. The conference call will also be webcast live on Maritrans' website, www.maritrans.com, and will be available on the website through Thursday, August 7, 2003.

ABOUT MARITRANS

         Maritrans Inc. is a U.S. based company with a 75-year commitment to building and operating petroleum transport vessels for the U.S. domestic trade. Maritrans owns and operates one of the largest fleets serving the U.S. coastwise trade. The Maritrans fleet currently consists of four oil tankers and eleven oceangoing married tug/barge units with an aggregate fleet capacity of approximately 3.6 million barrels. Nearly 60 percent of its capacity is double-hulled. Maritrans is headquartered in Tampa, Florida, and maintains an office in the Philadelphia area that supports the Company's Northeast crude oil lightering operations. The common stock of Maritrans Inc. is listed on the New York Stock Exchange under the symbol "TUG."

SAFE HARBOR STATEMENT

         The information in this news release includes certain forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, growth, performance, earnings per share or achievements to be materially different from that expressed in or implied by such forward-looking statements. These statements are based on assumptions the Company believes are reasonable, but a variety of factors could cause the Company's actual results, goals, targets or objectives to differ materially from those contemplated, projected, forecast, estimated, anticipated, planned or budgeted. Such factors include, among others, changes in oil companies' decisions as to the type and origination point of the crude that it processes, changes in the amount of imported petroleum products, competition for marine transportation, domestic oil consumption, the continuation of federal law restricting United States point-to-point maritime shipping to U.S. vessels (the Jones Act), demand for petroleum products, future spot market rates, changes in interest rates, the effect of war or terrorists activities and the general financial, economic, environmental and regulatory conditions affecting the oil and marine transportation industry in general.


                                       ###

Maritrans Reports Second Quarter Earnings and Declares Quarterly Dividend
Page 3
July 30, 2003


                  RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
                                  ($ Thousands)

                                                                Three Months Ended                    Six Months Ended
                                                                      June 30,                            June 30,
                                                                2003           2002                  2003           2002
                                                            -------------  -------------         -------------  --------------
Voyage Revenue                                              $      36,212  $      32,468         $      72,141  $       63,791
Voyage Costs                                                        5,776          4,970                12,861           9,350
Time Charter Equivalent                                            30,436         27,498                59,280          54,441



              UNAUDITED CONDENSED CONSOLIDATED FINANCIAL HIGHLIGHTS
                     ($ Thousands, Except Per Share Amounts)

                                                                Three Months Ended                    Six Months Ended
                                                                      June 30,                            June 30,
                                                                2003            2002                  2003           2002
                                                            -------------  -------------         -------------  --------------
Voyage Revenue                                              $      36,212  $      32,468         $      72,141  $       63,791
Voyage Costs                                                        5,776          4,970                12,861           9,350
Time Charter Equivalent                                            30,436         27,498                59,280          54,441

Operating Expense                                                  12,301         12,317                24,096          23,569
Maintenance                                                         5,681          3,634                10,011           7,458
G & A                                                               2,120          2,058                 4,285           3,993
Depreciation                                                        5,168          4,751                10,279           9,372
Operating Income                                                    5,166          4,738                10,609          10,049

Other Income                                                        1,282            232                 1,493             458
Interest Expense                                                     (489)          (555)               (1,097)         (1,361)
Income Tax Provision                                               (2,205)        (1,656)               (4,072)         (3,430)


Net Income                                                  $       3,754  $       2,759         $       6,933  $        5,716
Diluted Earnings Per Share                                  $        0.45  $        0.32         $        0.82  $         0.64
Diluted Shares Outstanding                                          8,356          8,588                 8,436           8,883
Capital Expenditures                                        $       4,145  $       7,851         $       7,986  $       12,485


Utilization of Calendar days                                         86.8%          82.6%                 88.1%           82.8%



                CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION
                                  ($Thousands)

                                                                             June 30, 2003                December 31, 2002
                                                                            ----------------              -----------------

Cash and cash equivalents                                                   $          2,844              $            239
Other current assets                                                                  25,216                        26,577
Net vessels and equipment                                                            173,818                       176,861
Other assets                                                                           7,348                         7,880
Total assets                                                                $        209,226              $        211,557

Current portion of debt                                                     $          6,500              $          5,750
Total other current liabilities                                                       18,309                        13,249
Long-term debt                                                                        49,000                        63,000
Deferred shipyard costs and other                                                     11,555                        10,739
Deferred income taxes                                                                 49,432                        49,432
Stockholders' equity                                                                  74,430                        69,387
Total liabilities and stockholders' equity                                  $        209,226              $        211,557



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